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                                                                EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Form 8-K/A (Amendment No. 1) of our report dated February 21, 1996, on our audit of the combined financial statements of the Impac Acquisition Hotels as of December 31, 1995, and for the year ended December 31, 1995, appearing in the registration statement on Form S-3 (File No. 333-3986) of Winston Hotels, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                               /s/ Coopers & Lybrand LLP

Raleigh, North Carolina
July 18, 1996